Exhibit 3.1

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY
BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
This form must be accompanied by appropriate fees.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
Nevada Secretary of State Amend Profit-After
Revised: 1-5-15
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1. Name of corporation:
2. The articles have been amended as follows: (provide article numbers, if available)
4. Effective date and time of filing: (optional)
(must not be later than 90 days after the certificate is filed)
3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
5. Signature: (required)
X
Signature of Officer
Date: Time:

ARTICLE II

The address of the Corporation’s registered office in the State of Nevada is c/o Incorp Services, Inc., 3773 Howard Hughes Parkway, Suite 5005, Las Vegas, Nevada 89169-6014.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the “N.R.S.”).

ARTICLE IV

(a)  Authorized Capital Stock.

(i)  The total number of shares of stock that the Corporation shall have authority to issue is 160,000,000 consisting of (i) 150,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

(ii)  Effective upon the filing of these Amended Articles of Incorporation (the “Effective Time”), a Nine and One-Fourth (9.25) for one forward stock split of the Common Stock will be effectuated. As of the Effective Time, every share of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be automatically and without any action on the part of the holder thereof reclassified as and converted into Nine and One-Fourth (9.25) shares of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that the taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

(b)  Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time one or more classes of Preferred Stock or one or more series of Preferred Stock, by fixing and determining  the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series, is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)            the designation of such class or series, which may be by distinguishing number, letter or title;

(ii)           the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)          the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends payable and any other class or classes of capital stock of the Corporation, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)          dates on which dividends, if any, shall be payable;

(v)           whether the shares of such class or series shall be subject to redemption by the Corporation, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the class or series;

(vi)          The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)         the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)        whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)          Restrictions on the issuance of shares of the same class or series or of any other class or series; and

(x)           whether the holders of the shares of such class or series shall be entitled to vote, as a class, series or otherwise, any and all matters of the corporation to which holders of Common Stock are entitled to vote.

(c)          Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a)          The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b)          Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(c)          Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights;

(d)          Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e)          Provisions that permit the Corporation to redeem or exchange such rights; and

(f)          The appointment of a rights agent with respect to such rights.

ARTICLE VI

(a)          Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended and Restated Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws.

(b)          Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VIII

 (a)          Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b)          The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c)          The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

(d)          Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.

(e)          Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

(a)          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b)          Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article IX, shall adversely affect any right or protection of any director established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent  provision,  including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as may be expressly provided in these Amended Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of these Amended Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.